Exhibit 99.1

Source: AIB Data Centers Inc.

September 30, 2026 08:17 ET

AIB Data Centers Signs Contract with Nebius for AI Data Center Capacity

Optional Renewals Could Increase Total Contract Value

NEW YORK, Sept. 30, 2026 (GLOBE NEWSWIRE) -- AIB Data Centers Inc. (NYSE American: AIB) (“AIB” or the “Company”), a developer and operator of purpose-built data centers for artificial intelligence and high-performance computing, today announced that it has entered into a binding agreement with Nebius (Nasdaq: NBIS), the AI cloud company, for 50 MW of critical IT capacity at AIB’s facility located in the southeastern United States.

AIB expects the customer prepayments under the initial 12-year term, together with project-level debt and preferred equity, to fund a substantial portion of the initial development costs for the 50 MW project, significantly reducing AIB’s anticipated need for corporate-level common equity and limiting potential dilution to shareholders.

The contracted capacity is supported by AIB’s previously announced 15-year Electric Service Agreement for 65 MW of utility load at the site, which requires no significant additional electrical infrastructure upgrades. AIB expects to deliver the capacity in two data halls.

Nebius is a leading AI cloud company, providing full-stack AI infrastructure for developers and enterprises building next-generation applications.

“Signing Nebius represents a transformational milestone for AIB,” said Jerry Tang, Chief Executive Officer of AIB Data Centers. “Our strategy is straightforward: secure power in attractive markets and convert that power into long-term contracted revenue with leading AI infrastructure companies. This agreement validates that strategy. We believe we have a capital-efficient path to develop the initial capacity. Our focus now turns to execution and delivering on schedule.”

“Time-to-power is the binding constraint on AI infrastructure today, and AIB’s existing power position gave us a clear path to bringing this capacity online on a timeline that works for our customers,” said Andrey Korolenko, Chief Product and Infrastructure Officer at Nebius. “This agreement adds dedicated capacity in the southeastern United States for training and inference workloads.”

The agreement follows several recent milestones for AIB, including the completion of a strategic acquisition in Texas that increased the Company’s total contracted power capacity to approximately 120 MW. Supported by an experienced leadership team with backgrounds at AWS, Amazon and Vantage Data Centers, AIB continues to advance its remaining power portfolio and pursue additional long-term agreements with leading AI and high-performance computing customers.

About AIB Data Centers

AIB Data Centers Inc. is a developer and operator of digital infrastructure focused on AI hosting and high-performance computing workloads. The Company’s platform combines access to reliable, scalable power resources with modular infrastructure deployment designed to accelerate the development of next-generation compute capacity.

For more information, visit https://www.aib.us/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the anticipated completion of the Data Center, the expected commencement of colocation services, the achievement of service-level agreement compliance milestones, the Company’s expected capital structure and financing strategy for the project, including the anticipated use of customer prepayments, project-level debt, and preferred equity, the anticipated impact on the Company’s need for corporate-level common equity and potential dilution to shareholders, and the opportunity to expand capacity at the campus. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on the Company’s current expectations, estimates, and projections about its business and industry, the assumptions of management, and information available as of the date of this press release. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (i) risks relating to the timely completion and commissioning of the Data Center; (ii) risks related to the Company’s ability to achieve and maintain required service-level standards; (iii) the ability of the parties to satisfy the conditions for release of escrowed funds; (iv) risks related to the financial condition and creditworthiness of Nebius Inc. and its parent, Nebius Group N.V.; (v) changes in the demand for data center and colocation services; (vi) risks related to construction, permitting, and regulatory approvals; (vii) general economic, market, and business conditions; and (viii) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company cautions investors not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

AIB Investor Relations:

MZ Group - MZ North America
AIB@mzgroup.us